Exhibit (9)(e)

                 Fidelity Bond Allocation Agreement
           Among Rydex Series Trust, PADCO Advisors, Inc.,
             The Rydex Advisor Variable Annuity Account,
                    PADCO Advisors II, Inc., and
                     PADCO Service Company, Inc.
























   PAGE

                            Amendment to

                 FIDELITY BOND ALLOCATION AGREEMENT

                                among

                         RYDEX SERIES TRUST,

                        PADCO ADVISORS, INC.,

               RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT,

                      PADCO ADVISORS II, INC.,

                                 and

                     PADCO SERVICE COMPANY, INC.


        The following Amendment is made to the first paragraph of the Preamble to the Fidelity Bond Allocation Agreement, dated June 26, 1996, among Rydex Series Trust, PADCO Advisors, Inc., Rydex Advisor Variable Annuity Account, PADCO Advisors II, Inc., and PADCO Service Company, Inc. (the "Allocation Agreement"), and is hereby incorporated into and made a part of the Allocation Agreement:

             The first two paragraphs to the Preamble to the
        Allocation    Agreement   are   amended,   effective
        September 26, 1996, to read as follows:

               ALLOCATION  AGREEMENT (the "Agreement"),
             is made as of this 26th day of June, 1996, by and among:

             R Y DEX  SERIES  TRUST  (the  "Trust"),  a
             registered investment company organized as
             a  Delaware  business  trust  on  March 9,
             1993, with its principal place of business
             at  6116  Executive  Boulevard, Suite 400,
             Rockville,  Maryland   20852, on behalf of
             the  Trust  and  the Trust's series of THE
             NOVA  FUND,  THE  URSA FUND, THE RYDEX OTC
             FUND,  THE RYDEX PRECIOUS METALS FUND, THE
             RYDEX  U.S. GOVERNMENT BOND FUND, THE JUNO
             FUND,  THE  RYDEX  U.S.  GOVERNMENT  MONEY
             MARKET FUND, THE RYDEX INSTITUTIONAL MONEY
             MARKET  FUND,  and  THE  RYDEX  HIGH YIELD
             FUND, and all future registered investment companies which are named insureds under a joint fidelity bond as described below and for which PADCO Advisors, Inc. acts as

   PAGE
             investment  adviser  and  for  which PADCO
             Service Company, Inc. acts as transfer agent and shareholder servicing agent (the above-referenced entities hereinafter are collectively referred to as the "Rydex
             Funds");

        In witness whereof, the parties hereto have caused these Amendments to be executed in their names and on their behalf and through their duly-authorized officers as of the 26th day of September, 1996.


   ATTEST:                       RYDEX SERIES TRUST


   By:/s/ Robert M. Steele          By:  /s/  Albert  P.  Viragh,
   Jr.
   Name: Robert M. Steele             Albert P. Viragh, Jr.
   Title: Vice President              President


   ATTEST:                       RYDEX SERIES TRUST on behalf of
                                     the  RYDEX  FUNDS  of  RYDEX
   SERIES
                                   TRUST


   By:/s/ Robert M. Steele          By:  /s/  Albert  P.  Viragh,
   Jr.
   Name: Robert M. Steele             Albert P.Viragh, Jr.
   Title: Vice President              President





















                                       2






   ATTEST:                       PADCO ADVISORS, INC.

   By:/s/ Amanda C. Viragh       By:  /s/ Albert P. Viragh, Jr.
   Name: Amanda C. Viragh           Albert P.Viragh, Jr.
   Title: Secretary                   President


   ATTEST:                            RYDEX ADVISOR VARIABLE
                                         ANNUITY ACCOUNT


   By:/s/ Robert M. Steele                 By:  / s /      L.    Gregory
   Gloeckner.
   Name: Robert M. Steele             L. Gregory Gloeckner
   Title: Vice President              Vice President

   ATTEST:                       RYDEX ADVISOR VARIABLE ANNUITY
                                   ACCOUNT on behalf of the
                                   SUBACCOUNTS of RYDEX ADVISOR
                                   VARIABLE ANNUITY ACCOUNT


   By:/s/ Robert M. Steele          By:  /s/ L. Gregory Gloeckner
   Name: Robert M. Steele             L. Gregory Gloeckner
   Title: Vice President              Vice President


   ATTEST:                            PADCO ADVISORS II, INC.


   By:/s/ Amanda C. Viragh             By:  /s/ Albert P. Viragh, Jr.
   Name: Amanda C. Viragh           Albert P.Viragh, Jr.
   Title: Secretary                   President


   ATTEST:                            PADCO SERVICE COMPANY, INC.


   By:/s/ Amanda C. Viragh             By:  /s/ Albert P. Viragh, Jr.
   Name: Amanda C. Viragh           Albert P.Viragh, Jr.
   Title: Secretary                   President











                                       3




























                 Fidelity Bond Allocation Agreement
                      Among Rydex Series Trust,
                        PADCO Advisors, Inc.,
             The Rydex Advisor Variable Annuity Account,
                      PADCO Advisors II, Inc.,
                                 and
                     PADCO Service Company, Inc.
                         Dated June 26, 1996





      THIS ALLOCATION AGREEMENT (the "Agreement"), is made as of this 26th day of June, 1996, by and among:

      R Y D E X SERIES TRUST (the "Trust"), a registered investment company organized as a Delaware business trust on March 9, 1993, with its principal place of b u siness at 6116 Executive Boulevard, Suite 400, Rockville, Maryland 20852, on behalf of the Trust and the Trust's series of THE NOVA FUND, THE URSA FUND, THE RYDEX OTC FUND, THE RYDEX PRECIOUS METALS FUND, THE
      RYDEX  U.S.  GOVERNMENT  BOND  FUND,  THE JUNO FUND, THE
      RYDEX U.S. GOVERNMENT MONEY MARKET FUND, and THE RYDEX I N S TITUTIONAL MONEY MARKET FUND, and all future registered investment companies which are named insureds under a joint fidelity bond as described below and for which PADCO Advisors, Inc. acts as investment adviser and for which PADCO Service Company, Inc. acts as transfer agent and shareholder servicing agent (the above-referenced entities hereinafter are collectively referred to as the "Rydex Funds");

      P A D C O ADVISORS, INC. ("PADCO I"), a registered investment adviser incorporated under the laws of the State of Maryland on February 5, 1993, with its principal place of business at 6116 Executive Boulevard, Suite 400, Rockville, Maryland 20852;

      RYDEX ADVISOR VARIABLE ANNUITY ACCOUNT (the "Separate Account"), a registered investment company established as a managed separate account of Great American Reserve Insurance Company ("Great American Reserve") under the laws of the State of Texas on April 15, 1996, with its principal place of business at 11815 North Pennsylvania Street, Carmel, Indiana 46032, and with offices at 6116 Executive Boulevard, Rockville, Maryland 20852, on b e half of the Separate Account and the Separate Account's subaccounts of THE NOVA SUBACCOUNT, THE URSA SUBACCOUNT, THE OTC SUBACCOUNT, THE PRECIOUS METALS
      SUBACCOUNT, THE U.S. GOVERNMENT BOND SUBACCOUNT, THE JUNO SUBACCOUNT, THE MONEY MARKET I SUBACCOUNT, and THE MONEY MARKET II SUBACCOUNT, and all future registered investment companies which are named insureds under a joint fidelity bond as described below and for which
      PADCO Advisors II, Inc. acts as investment adviser and for which PADCO Service Company, Inc. acts as Subaccount asset allocation administration servicer (the above-referenced subaccounts of the Separate Account h e r einafter are collectively referred to as the "Subaccounts");

      PADCO ADVISORS II, INC. ("PADCO II"), a registered investment adviser incorporated under the laws of the State of Maryland on July 5, 1994, with its principal





      p l a c e of business at 6116 Executive Boulevard, Rockville, Maryland 20852; and

      P A D CO SERVICE COMPANY, INC. (the "Servicer"), a registered transfer agent incorporated under the laws of the State of Maryland on October 6, 1993, with its principal place of business at 6116 Executive Boulevard, Rockville, Maryland 20852.

   This  Agreement  is entered into by the aforementioned parties
   (collectively, the "Joint Insureds") under the following circumstances:

                         W I T N E S S E T H

      WHEREAS, Section 17(g), "Transactions of Certain Affiliated Persons and Underwriters," of the Investment Company Act of 1 9 40, as amended (the "1940 Act"), provides that the Securities and Exchange Commission (the "Commission") is a u t horized to require that officers and employees of registered investment companies be bonded against larceny and embezzlement, and the Commission, under Rule 17g-1, "Bonding of Officers and Employees of Registered Management Investment Companies," under the 1940 Act, has promulgated rules and regulations dealing with this subject;

      WHEREAS, the Trust, the Rydex Funds, PADCO I, the Separate Account, the Subaccounts, PADCO II, and the Servicer, are named or will be named as joint insureds under the terms of a certain bond or policy of insurance which insures against larceny and embezzlement of officers and employees (the "Fidelity Bond"), a copy of which Fidelity Bond is attached hereto as Exhibit A;

      WHEREAS, the trustees of the Trust (the "Trustees"), including a majority of the Trustees who are not "interested persons" of the Trust, as that term is defined in Section
   2(a)(19) of the 1940 Act, and the managers of the Separate Account (the "Managers"), including a majority of the Managers who are not "interested persons" of the Separate Account, as that term is defined in Section 2(a)(19) of the 1940 Act, and have considered all relevant factors, including, but not limited to, the number of the parties named as "joint insureds" under the joint Fidelity Bond, the nature of the business activities of such Joint Insureds, the amount of the joint insured bond, the amount of the premium for such bond, and the ratable allocation of the premium among all parties named as insureds under the joint Fidelity Bond, and have determined that the share of the premium allocated to each of the Rydex Funds and to each of the New Subaccounts is less than the premium each such Rydex Fund and each such New Subaccount, respectively, would have had to pay if each such

                                     - 2 -





   Rydex Fund and each such New Subaccount had provided and maintained a single insured bond, as required pursuant to paragraph (e) of Rule 17g-1, and also have determined that it would be in the best interests of (1) the Trust and the Rydex Funds and (2) the Separate Account and the Subaccounts for (1) the Trust and the Rydex Funds and (2) the Separate Account and the Subaccounts, respectively, to be included as covered joint insureds under the joint insured Fidelity Bond, pursuant to the requirements of Rule 17g-1 under the 1940 Act;

      WHEREAS, a majority of the Trustees of the Trust who are not "interested persons," as that term is defined in Section 2(a)(19) of the 1940 Act, and a majority of the Managers of the Separate Account who are not "interested persons," as that term is defined in Section 2(a)(19) of the 1940 Act, each has given due consideration to all factors relevant to the form, amount, and apportionment of premiums and recoveries on such joint insured Fidelity Bond and such Managers have approved the term and amount of the Fidelity Bond, the portions of the premium payable by each of the Rydex Funds, the Subaccounts, PADCO I, PADCO II, and the Servicer, and the manner in which recovery of said Fidelity Bond, if any, shall be shared by and among the parties hereto as set forth; and

      WHEREAS, the Trust, the Rydex Funds, PADCO I, the Separate Account, the Subaccounts, PADCO II, and the Servicer now desire to enter into the agreement required by Rule 17g-l(f) under the 1940 Act to establish the manner in which recovery on said Fidelity Bond, if any, shall be shared.

      NOW, THEREFORE, IT IS HEREBY AGREED by and among the parties as follows:

      1.     Payment of Premiums

      PADCO I shall pay eight percent (8%), PADCO II shall pay eight percent (8%), the Servicer shall pay four percent (4%), and the Rydex Funds and the Subaccounts shall pay eighty percent (80%) of the premium payable under the Fidelity Bond. Each of the Rydex Funds and the Subaccounts shall pay that percentage of said amount of the premium due under the Fidelity Bond which is derived by a fraction, (i) the denominator of which is the total net assets of all the Rydex Funds and Subaccounts combined, and (ii) the numerator of which is the total net assets of each such Rydex Fund or each such Subaccount individually.

      Each of the Rydex Funds, PADCO I, each of the Subaccounts, PADCO II, and the Servicer agree that the appropriateness of the allocation of said premium will be determined jointly by PADCO I and PADCO II (collectively, the "Advisors") on a monthly basis, subject to approval by both the Trustees and

                                     - 3 -





   the  Managers  of  both  the Fidelity Bond and this Allocation
   Agreement no less often than annually.

      2.     Allocation of Recoveries

      (a) If more than one of the parties hereto is damaged in a single loss for which recovery is received under the Fidelity Bond, each such party shall receive that portion of the recovery which represents the loss sustained by that party, unless the recovery is inadequate to indemnify fully such party sustaining a loss.

      (b) If the recovery is inadequate to indemnify fully each such party sustaining a loss, then the recovery shall be allocated among such parties as follows:

         (i) Each such party sustaining a loss shall be allocated an amount equal to the lesser of that party's actual loss or the minimum amount of bond which would be required to be m a intained by such party under a single insured bond (determined as of the time of the loss) in accordance with the provisions of Rule 17g-l(d)(1) under the 1940 Act.

         (ii) The remaining portion of the proceeds shall be allocated to each such party sustaining a loss not fully covered by the allocation under subparagraph 2(b)(i), above, in the proportion that each such party's last payment of premium bears to the sum of the last such premium payments of all such parties. If such allocation would result in any party which had sustained a loss receiving a portion of the recovery in excess of the loss actually sustained, such excess portion shall be allocated among the other parties whose losses would not be fully indemnified. The allocation shall bear the same proportion as each such party's last payment of premium bears to the sum of the last premium payments of all parties entitled to receive a share of the excess. Any allocation in excess of a loss actually sustained by any such party shall be reallocated in the same manner.

      3.     Obligation to Maintain Minimum Coverage

      (a) Each of the Rydex Funds and each of the Subaccounts represents and warrants to each of the other parties hereto that the minimum amount of coverage required of each such Rydex Fund and each such Subaccount, respectively, shall be determined as of the date hereof pursuant to the schedule set forth in paragraph (d)(1) of Rule 17g-1 under the 1940 Act. The parties hereto agree that the Advisors will determine jointly, no less than at the end of each calendar quarter, the minimum amount of coverage which would be required of each of the Rydex Funds and each of the Subaccounts by Rule 17g-


                                     - 4 -





   1(d)(1) if a determination with respect to the adequacy of the coverage were currently being made.

      (b) In the event that the total amount of the minimum coverages thus determined exceeds the amount of coverage of the then-effective Fidelity Bond, the Trustees and the Managers will be notified and will determine whether it is necessary or appropriate to increase the total amount of coverage of the Fidelity Bond to an amount not less than the total amount of such minimums, or to secure such excess coverage for one or more of the parties hereto, which, when added to the total coverage of the Fidelity Bond, will equal an amount of such minimums.

      (c) Unless either or both the Trust and the Separate Account elects to terminate this Agreement (pursuant to Paragraph 4, below) and the Trust's and the Separate Account's respective participation in a joint-insured bond, each Rydex Fund and each Subaccount agrees to pay the Rydex Fund's and the Subaccount's respective fair portion of the new or additional premium (taking into account all of the then-existing circumstances).

      4.     Prior Agreements; Termination

      T h is Agreement shall supersede all prior agreements relating to an allocation of premium on any joint insured bond and shall apply to the present Fidelity Bond coverage and any renewal or replacement thereof. This Agreement shall continue until terminated by any party hereto upon the giving of not less than sixty (60) days notice to the other parties hereto in writing.

      5.     Law Governing

      This Agreement is governed by the laws of the State of Maryland (without reference to such state's conflict of law rules).

      6.     Counterparts

      This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

      7.     Amendment, Modification, and Waiver

      No term or provision of this Agreement may be amended, modified, or waived without the affirmative vote or action by written consent of each of the parties hereto.



                                     - 5 -





      IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed by their duly-authorized officers as of the date first above written.

   ATTEST:                       RYDEX SERIES TRUST

   By: /s/ Timothy P. Hagan      By:  /s/ Albert P. Viragh, Jr.
   Name: Timothy P. Hagan           Albert P. Viragh, Jr.
   Title: Vice President              President


   ATTEST:                       RYDEX SERIES TRUST on behalf of
                                   the RYDEX FUNDS of RYDEX
   SERIES
                                 TRUST


   By: /s/ Timothy P. Hagan      By:  /s/   Albert   P.   Viragh,
   Jr.Name: Timothy P. Hagan             Albert P. Viragh, Jr.
   Title: Vice President              President


   ATTEST:                       PADCO ADVISORS, INC.


   By: /s/ Timothy P. Hagan      By:  /s/ Albert P. Viragh, Jr.
   Name: Timothy P. Hagan           Albert P. Viragh, Jr.
   Title: Vice President              President


   ATTEST:                       RYDEX ADVISOR VARIABLE
   ANNUITY                          ACCOUNT


   By: /s/ Timothy P. Hagan      By:  /s/ L. Gregory Gloeckner
   Name: Timothy P. Hagan           L. Gregory Gloeckner
   Title: Vice President              Vice President
















                                     - 6 -





   ATTEST:                       RYDEX ADVISOR VARIABLE ANNUITY
                                    ACCOUNT on behalf of the
                                    SUBACCOUNTS of RYDEX ADVISOR
                                    VARIABLE ANNUITY ACCOUNT

   By: /s/ Timothy P. Hagan      By:  /s/ L. Gregory Gloeckner
   Name: Timothy P. Hagan           L. Gregory Gloeckner
   Title: Vice President              Vice President



   ATTEST:                       PADCO ADVISORS II, INC.


   By: /s/ Amanda C. Viragh      By:  /s/ Albert P. Viragh, Jr.
   Name: Amanda C. Viragh           Albert P. Viragh, Jr.
   Title: Secretary                   President


   ATTEST:                       PADCO SERVICE COMPANY, INC.


   By: /s/ Amanda C. Viragh      By:  /s/ Albert P. Viragh, Jr.
   Name: Amanda C. Viragh           Albert P. Viragh, Jr.
   Title: Secretary                   President




























                                     - 7 -